Exhibit 3.1

AMENDED AND RESTATED

BY - LAWS

of

LEUCADIA NATIONAL CORPORATION

ARTICLE I.	SHAREHOLDERS MEETING

Section 1.   The annual meeting of shareholders of the Corporation shall be held at the principal office of the Corporation, or at such other place within or without the State of New York, on such date and at such time as shall be determined by the Board of Directors in each year for the purpose of electing Directors, and for the transaction of such other business as may be brought before the meeting.

Section 2.   Special meetings of shareholders may be called at any time by the Board of Directors.

Section 3.   Written notice of meetings of shareholders shall be given whenever shareholders are to take any action at a meeting. Such notice shall state the place, date and hour of the meeting and, unless it is the annual meeting, indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice of a special meeting shall, in addition, state the purpose or purposes for which the meeting was called.

A copy of the notice of any meeting shall be given, personally or by mail, not less than ten nor more than fifty days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the Secretary of the Corporation a written request that such notices to him be mailed to some other address, then directed to him at such other address.

Section 4.   For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board shall fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

Section 5.   Except as may be otherwise required by laws of the State of New York, the Certificate of Incorporation or these By-Laws, the holders of a majority of the shares entitled to vote thereat present in person or by proxy shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or a series, voting as a class, the holders of a majority of shares of such class or series present in person or by proxy shall constitute a quorum for the transaction of such specified item of business.

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Section 6.   In order to properly submit any business to an annual meeting of shareholders, a shareholder must give timely notice in writing to the Secretary of the Corporation of such shareholder's intention to present such business. To be considered timely, a shareholder's notice must be delivered, either in person or by United States certified mail, postage prepaid, and received at the principal executive office of the Corporation, not less than one hundred twenty (120) days prior to the first anniversary date of the Corporation's proxy statement in connection with the last Annual Meeting or if no Annual Meeting was held in the previous year, not less than a reasonable time, as determined by the Board of Directors, prior to the date of the applicable Annual Meeting.

Each notice to the Secretary shall set forth (i) the name and address of the shareholder and his or her nominees, (ii) a representation that the shareholder is entitled to vote at such meeting, indicating the number of shares owned of record and beneficially by such shareholder, together with a statement that such shareholder intends to appear in person or by proxy at the meeting to present such proposal or proposals, (iii) a description of the proposal or proposals to be presented, including the complete text of any resolutions to be presented at the meeting and the reasons for conducting such business at the meeting and (iv) any material interest of the shareholder in the business to be submitted at the meeting. In addition, the shareholder shall promptly provide any other information reasonably requested by the Corporation.

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The presiding officer of the meeting may, if the facts warrant, determine that a proposal was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective proposal shall be disregarded.

Notwithstanding the foregoing provisions of this Section 6, a shareholder who seeks to have any proposal included in the Corporation's proxy statement shall comply with applicable state law and the requirements of the rules and regulations promulgated by the Securities and Exchange Commission.

ARTICLE II.	DIRECTORS

Section 1.   The number of the Directors of the Corporation shall be such number not less than three, as is designated from time to time by resolution adopted by a majority of the members of the Board of Directors, plus the number of Directors, if any, elected by the holders of the Preferred Stock, voting as a class, pursuant to Section 5 of the General Provisions Relating to All Series of the Preferred Stock in Article FOURTH of the Certificate of Incorporation of the Corporation. The terms of the Directors, if any, elected by the holders of the Preferred Stock, voting as a class, pursuant to Section 5 of the General Provisions Relating to All Series of the Preferred Stock in Article FOURTH of the Certificate of Incorporation of the Corporation shall be as set forth in such Section 5. The Directors other than those, if any, elected by the holders of the Preferred Stock, voting as a class, shall, except as otherwise set forth herein, be elected for one year terms which shall expire at each annual meeting of shareholders and when their successors shall have been elected and qualified. Such election shall be by ballot by the shareholders entitled to vote and present in person or by proxy at such meeting. In case of any

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vacancy in the Board of Directors (including any vacancy due to an increase in the size of the Board of Directors), the remaining Directors, although less than a quorum, by affirmative vote of a majority thereof, may elect a successor to fill such vacancy to serve until the next annual meeting of shareholders and when such Director's successor shall have been elected and qualified. Any Director or Directors (other than a Director or Directors elected by the holders of the Preferred Stock pursuant to Section 5 of the General Provisions Relating to All Series of the Preferred Stock in Article FOURTH of the Certificate of Incorporation of the Corporation) may be removed for cause by the affirmative vote of a majority of the Directors present (including by means of a conference telephone or similar communications equipment) at a meeting at which such action is considered, provided a quorum is present.

Section 2.   Nominations for the election of Directors may be made by a committee appointed by the Board of Directors (or, in the absence of such committee, by the Board of Directors) or by any shareholder entitled to vote generally in the election of Directors. However, any shareholder entitled to vote generally in the election of Directors may nominate one or more persons for election as Directors at a meeting only if written notice of such shareholder's intention to make such nomination or nominations has been given, to the Secretary of the Corporation, either by personal delivery or by-United States certified mail, postage prepaid, and received at the principal executive office of the Corporation (1) with respect to an election to be held at an Annual Meeting of Shareholders, (a) not less than one hundred twenty (120) days prior to the first anniversary date of the Corporation's proxy statement in connection with the last Annual Meeting or (b) if no Annual Meeting was held in the previous year, not less than a reasonable time, as determined by the Board of Directors, prior to the

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date of the applicable Annual Meeting and (2) with respect to an election to be held at a Special Meeting of Shareholders, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to shareholders.

Each such notice to the Secretary shall set forth (i) the name and address of the shareholder and his or her nominees; (ii) a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each such nominee; (iv) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominees of such shareholder; and (v) the consent of each nominee to serve as a Director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 3.   The Board of Directors may adopt such rules and regulations for the conduct of their meetings and management of the affairs of the Corporation, as they may deem proper, not inconsistent with the laws of the State of New York, the Certificate of Incorporation or these By-Laws.

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Section 4.   The regular meetings of the Board of Directors shall be held as determined by the Board of Directors. Special meetings shall be held whenever called by direction of the Chairman of the Board or any Vice Chairman, or the President or of any two of the Directors, on at least two days previous notice by mail, email or facsimile or twenty-four hours previous notice by telephone, followed by email or facsimile to each Director; provided that no notice need be given of any special meeting at which all the members shall be present or notice of which shall be waived by all absent members before or after the meeting. Notice of such meeting shall be effective as of the sending of the notice by mail, email or facsimile, or the date of the telephone call. Unless otherwise indicated in the notice thereof or otherwise provided by the laws of the State of New York, the Certificate of Incorporation or these By-Laws, any and all business may be transacted at a special meeting. One-third of the Directors shall constitute a quorum at any meeting of the Board of Directors. At the first meeting of the Board of Directors held after the annual meeting of shareholders, the Board shall proceed to the election of the officers of the Corporation.

Section 5.   Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors consent in writing to the adoption of a resolution authorizing such action.

Section 6.   Any one or more members of the Board of Directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment allowing all persons participating in such meeting to hear each other

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at the same time. Participation by such means shall constitute presence in person at such meeting.

ARTICLE III.	COMMITTEES OF THE BOARD

Section 1.   The Board of Directors may, by resolution or resolutions adopted by a majority of the members of the Board of Directors designate a committee of the board to be known as the Finance Committee of the Board (“Finance Committee”) and to consist of the Chairman of the Board and such number of other Directors as shall be designated from time to time by resolution adopted by a majority of the members of the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of the Finance Committee, who may replace any absent member or members of the Committee at any meeting of the Finance Committee. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve the Finance Committee. The Finance Committee shall have and may exercise, when the Board is not in session, all authority of the Board of Directors with respect to designating as a depository any bank, banker or trust company, opening lines of credit with any bank, banker or trust company and all matters appertaining thereto, including, but not limited to, the authorization of all resolutions and agreements and the execution of all instruments required by any bank, banker or trust company in connection therewith, including the certification thereof by the Secretary of the Corporation, the designation of officers and employees of the Corporation authorized to withdraw or charge any of the funds of the Corporation so deposited upon checks, notes, drafts, bills of exchange, acceptances, undertakings or other instruments or orders for the payment of money drawn against the account of the

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Corporation, the designation of officers authorized to borrow or obtain credit for the Corporation from any bank, banker or trust company or to endorse for discount or otherwise, negotiable or non-negotiable instruments held by the Corporation, the authorization of leases of safe deposit boxes, the designation of officers and employees authorized to have access to said boxes, and the authorization of guarantees required by symbol endorsement.

Section 2.   The Board of Directors may, by resolution or resolutions, passed by a majority of the members of the Board of Directors designate a committee of the Board to be known as the Executive Committee of the Board (“Executive Committee”) and to consist of the Chairman of the Board of Directors, who shall be Chairman of the Executive Committee, and such number of other Directors as shall be designated from time to time by resolution adopted by a majority of the members of the Board of Directors. The Executive Committee shall have and may exercise when the Board of Directors is not in session, all authority of the Board of Directors, except as may be limited by Section 712 of the Business Corporation Law of New York State. The Board of Directors may designate one or more Directors as alternate members of such committee who may replace any absent member or members at any meeting of the Executive Committee.

Section 3.   The Board of Directors shall, by resolution or resolutions passed by a majority of the members of the Board of Directors, designate at least three of its members, none of whom are members of management, as the Audit Committee of the Board (“Audit Committee”), and will further designate one member as Chairman of the Audit Committee. The Audit Committee shall have the responsibilities set out in the Audit Committee Charter and such

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other responsibilities as the Board may from time to time delegate to the Audit Committee, as well as responsibility for such other matters pertaining to internal controls, audit, or reporting of the financial affairs of the company as the Audit Committee, in its sole discretion, deems advisable and necessary. A full report of the activities of the Audit Committee will be made by the Chairman or his designee to each meeting of the Board of Directors.

Section 4.   The Board of Directors may, by resolution or resolutions, passed by a majority of the members of the Board of Directors designate not less than two of its members to serve as the Nominating and Corporate Governance Committee of the Board (“Nominating Committee”), and will further designate one member as Chairman of the Nominating Committee. The Nominating Committee shall meet at least annually for the purpose of considering and presenting to the Board its nominations for officers and directors and shall such other responsibilities as are set forth in the Nominating and Corporate Governance Committee Charter, as well as such other responsibilities as the Board may from time to time delegate to the Nominating Committee.

Section 5.   The Board of Directors may, by resolution or resolutions, passed by a majority of the members of the Board of Directors designate not less than two of its members to serve as the Compensation Committee of the Board (“Compensation Committee”), and will further designate one member as Chairman of the Compensation Committee. The Compensation Committee shall meet at least annually and shall have such responsibilities as are set forth in the Compensation Committee Charter, as well as such other responsibilities as the Board may from time to time delegate to the Compensation Committee.

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Section 6.   The Board of Directors may, by resolution or resolutions adopted by a majority of the members of the Board of Directors designate such other committees of the Board as shall be designated from time to time. Such committees shall have such number of Directors as are designated by the Board and shall have such powers designated by the Board as are consistent with the provisions of the Business Corporation Law of New York State. The Board of Directors may designate one or more Directors as alternate members of such committee who may replace any absent member or members at any meeting of any such committee. Any such committee shall have and exercise the authority of the Board of Directors.

Section 7.   Such committees may meet either regularly at stated times or specially on notice given twenty-four hours in advance by any member thereof by mail, email, facsimile or telephone to all the other members thereof provided such notice is received before the meeting takes place; but no notice of any regular meeting need be given; and no notice need be given of any special meeting at which all the members shall be present or notice of which shall be waived by all the absent members before or after such meeting. Such committees may make rules for the holding and conduct of their meetings and may appoint such subcommittees and assistants, as they shall from time to time deem necessary. A number of regular members or alternate members or both equal to a majority of the number of regular members of a committee shall constitute a quorum and the act of a majority of those present at a meeting at which a quorum is present and action shall be the act of a committee. All action taken by a committee shall be reported to the Board of Directors at its meeting next succeeding such action. The Secretary or

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an Assistant Secretary shall attend and act as secretary of all meetings of a committee and keep the minutes thereof.

Section 8.   Any action required or permitted to be taken by any committee of the Board may be taken without a meeting if all members of the committee consent in writing to the adoption of a resolution authorizing such action.

Section 9.   Any one or more members of any committee of the Board may participate in a meeting of such committee by means of a conference telephone or similar communications equipment allowing all persons participating in such meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such meeting.

ARTICLE IV.	OFFICERS

Section 1.   The officers of the Corporation shall be a Chairman of the Board of Directors, a President, one or more Vice Presidents, one or more of whom may be designated Executive Vice President and one or more of whom may be designated Senior Vice President, a Treasurer, a Secretary and a Comptroller, all of whom may be appointed by the Board of Directors, and such other officers as the Board of Directors, from time to time may appoint and each officer shall serve at the discretion of the Board of Directors until the next annual election of officers. One person may serve as more than one of such officers, except that the same person shall not serve both as President and Secretary.

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Section 2.   The Board of Directors shall appoint from their number a Chairman of the Board of Directors who shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall have general charge of the management of the affairs of the Corporation. He shall preside at meetings of the Board of Directors and of the shareholders of the Corporation.

Section 3.   The Board of Directors may appoint from their number one or more Vice Chairmen of the Board of Directors who shall perform such duties as may be assigned to them by the Board of Directors or the Chairman of the Board of Directors. In the absence or incapacity of the Chairman of the Board of Directors, the Vice Chairmen, in order of seniority determined by time of appointment to office, shall preside over meetings of the Board of Directors. The Board of Directors may appoint from their number a Chairman of the Executive Committee who shall preside at meetings of the Executive Committee and perform such other duties as may be assigned to him by the Board of Directors.

Section 4.   The Board of Directors shall appoint from their number a President who shall be the chief operating officer of the Corporation and, subject to the direction of the Board of Directors and of the Chairman of the Board of Directors, shall direct and supervise the administration of the business and affairs of the Corporation. In the absence or incapacity of the Chairman of the Board of Directors, the President shall exercise all of the powers and duties of the Chairman of the Board of Directors, provided that he shall preside at meetings of the Board of Directors only in the absence or incapacity of all the Vice Chairmen, if any, of the Board of Directors.

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Section 5.   The Board of Directors shall appoint one or more Vice Presidents, one or more of whom may be designated Executive Vice President or Senior Vice President, and one of whom may be designated Vice President-Finance, who shall have such powers and shall perform such duties as may be assigned by the Board of Directors. In the absence or incapacity of the President, the Executive Vice Presidents, in order of seniority determined by time of appointment to office, shall exercise all of the powers and duties of the President.

Section 6.   The Board of Directors shall elect a Treasurer who shall have such powers and shall perform such duties as may be assigned to him by the Board of Directors.

Section 7.   The Board of Directors shall appoint a Secretary who shall keep the minutes of all meetings of the Board of Directors and of the shareholders of the Corporation. He shall give or cause to be given notice of all meetings of the shareholders and of such meetings of the Board of Directors as may require notice. He shall keep in safe custody the seal of the Corporation and shall affix the same to all instruments requiring it when authorized by the Board of Directors, the Chairman of the Board of Directors or the President. He shall have such further powers and shall perform such further duties as may be assigned to him by the Board of Directors. The Secretary shall enforce the restrictions on the transfer of the capital stock of the Corporation set forth in Part III of Article FOURTH of the Certificate of Incorporation. In connection therewith, the Secretary shall supervise the Corporation’s transfer agent and/or registrar for the capital stock.

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Section 8.   The Board of Directors shall elect a Comptroller who shall be the chief accounting officer of the Corporation and shall be in charge of its books of account and accounting records and of its accounting procedures. He shall have such further powers and shall perform such further duties as may be assigned to him by the Board of Directors.

Section 9.   The Board of Directors shall from time to time appoint such other officers to have such powers and to perform such duties as may be assigned to them by the Board of Directors.

ARTICLE V.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Corporation, to the full extent permitted and in the manner required by the laws of the State of New York as in effect at the time of the adoption of this Article V or as the law may be amended from time to time, shall (i) indemnify any person (and the heirs and legal representatives of such person) made, or threatened to be made, a party in an action or proceeding (including, without limitation, one by or in the right of the Corporation to procure a judgement in its favor), whether civil, criminal, administrative or investigative, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation served in any capacity at the request the Corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the Corporation or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity and (ii) provide to any such person (and their heirs and legal representatives of such

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person) advances for expenses incurred in pursuing such action or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount as, and to the extent, required by Section 725(a) of the Business Corporation Law.

The indemnification and advancement of expenses provided herein shall not be deemed exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled (i) under the Certificate of Incorporation or By-Laws of this or any other corporation, or (ii) by any resolution of shareholders, resolution of directors or agreement providing for such indemnification or advancement, all of which are authorized by these By-Laws (except with respect to matters which at the time of indemnification is sought are prohibited by applicable law), or (iii) otherwise.

ARTICLE VI.	CAPITAL STOCK

Section 1.   The shares of stock of the Corporation shall be represented by certificates, provided that the Board may allow by resolution or resolutions that some or all of any or all classes or series of its stock may be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to this Corporation. Subject to Part III of Article FOURTH of the Certificate of Incorporation, certificates for each class and series of stock shall be in such form as shall be adopted by the Board of Directors, shall be duly numbered and registered in the order issued and shall be signed by the Chairman or Vice Chairman of the Board or the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation, and may be sealed with the seal of the Corporation or facsimile thereof. The signatures of the officers upon a certificate

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may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

Section 2.   Subject to Part III of Article FOURTH of the Certificate of Incorporation, transfers of shares shall only be made upon the books of the Corporation by the registered holder in person or by attorney, duly authorized and upon surrender of the certificate or certificates, if any, for such shares, properly signed for transfer(or, with respect to uncertificated shares, by delivery of duly executed instructions or in any other manner permitted by applicable law), and new certificates (or uncertificated shares, as the case may be) shall thereupon be issued.

Section 3.    A new certificate of stock may in the discretion of the Board of Directors, and under such regulations with respect to indemnification and otherwise as they may prescribe, be issued in place of the certificate claimed to have been lost, stolen or destroyed.

Section 4.   So long as the restrictions set forth in Part III of Article FOURTH of the Certificate of Incorporation shall not have lapsed, all share certificates representing shares of capital stock shall bear a conspicuous legend as follows:

"THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS PURSUANT TO PART III OF ARTICLE FOURTH OF THE CERTIFICATE OF INCORPORATION OF THE CORPORATION REPRINTED IN ITS ENTIRETY ON THE BACK OF THE CERTIFICATE."

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With respect to uncertificated shares, the full text of such legend and Part III of Article Fourth of the Certificate of Incorporation may be recorded upon the books of the Corporation, sent to the registered holder thereof, or communicated to the registered holder by any other means in accordance with the laws of the State of New York.

Section 5.   Subject to Part III of Article FOURTH of the Certificate of Incorporation, the Corporation shall be entitled to treat the registered holder of any share or shares as the holder thereof in fact and law and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as otherwise expressly provided by statute.

ARTICLE	VII.	DIVIDENDS

Dividends shall be declared and paid out of the surplus of the Corporation as often and at such times as the Board of Directors may determine, and in accordance with the New York Business Corporation Law.

ARTICLE VIII. INSPECTORS OF ELECTION

The Board of Directors, in advance of any shareholders' meeting, shall appoint two inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders' meeting shall appoint two inspectors. In case any person

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appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat.

ARTICLE IX.	DIRECTOR EMERITUS

The Board of Directors may from time to time elect one or more individuals to serve as a Director Emeritus whose duty shall be to consult with and advise the Board of Directors and members of management of the Corporation, as requested. The term of the Director Emeritus shall be for one year, subject to renewal by the Board of Directors. The Director Emeritus shall have the right to receive notice of and attend all meetings of the Board of Directors (although no Director Emeritus shall be required to attend meetings of the Board of Directors, or to attend any such meetings in person), to participate in discussions held during the meetings of the Board of Directors (but not meetings of the committees of the Board of Directors), and to receive compensation as is from time to time determined to be appropriate by the Board of Directors. No Director Emeritus shall be entitled to vote on any business coming before the Board of Directors, nor shall he or she be counted as a member of the Board of Directors for any purpose including for the purpose of determining the number of Directors necessary to constitute a quorum, for the purpose of determining whether a quorum is present, or otherwise. The position of Director Emeritus does not carry with it any rights, duties, privileges, liabilities or obligations otherwise associated with being a member of the Board of Directors; and accordingly no “Director Emeritus” shall be a “Director” nor shall any “Director Emeritus” be deemed to be a “Director” as that term is used in these By-Laws or otherwise.

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ARTICLE. X	SEAL

The seal of the Corporation shall be in the form of a circle and shall bear the name of the Corporation and the year of its incorporation.

ARTICLE XI.	AMENDMENTS

By-Laws of the Corporation may be adopted, amended or repealed by vote of the holders of the shares at the time entitled to vote in the election of any Directors. By-Laws may also be adopted, amended or repealed by the Board of Directors by vote of a majority of the Directors present at the time of the vote if a quorum is then present. If any By-Law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of Directors the By-Law so adopted, amended or repealed, together with a concise statement of the changes made.

ARTICLE XII.	WAIVERS OF NOTICE

Whenever the Corporation or the Board of Directors or any committee of the Board is authorized to take any action after notice to any person or persons or after the lapse of a prescribed period of time, such action may be taken without notice and without the lapse of such period of time, if at any time before or after such action is completed the person or persons

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entitled to such notice or entitled to participate in the action to be taken or, in the case of a shareholder, his attorney-in-fact or proxy, submits a signed waiver of notice of such requirement.

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